Protective Life Corporation                                                                                                                                                                                                                                                                     Exhibit 99
Post Office Box 2606
Birmingham, AL 35202
205-268-1000

FOR IMMEDIATE RELEASE

PROTECTIVE ANNOUNCES SHARE REPURCHASE

BIRMINGHAM, Alabama, (February 12, 2008) Protective Life Corporation (NYSE:PL) today commenced execution of its previously authorized share repurchase program.  On May 7, 2007, Protective Life Corporation’s Board of Directors extended its previously authorized $100 million share repurchase program.  The current authorization extends through May 6, 2010.  Today’s share repurchase was the first activity under the authorization.  Future repurchase activity will be dependent on many factors, including market conditions, capital adequacy and the relative attractiveness of alternative uses of capital.

Protective Life Corporation provides financial services through the production, distribution and administration of insurance and investment products throughout the United States. It has annual revenues of approximately $3.0 billion and as of December 31, 2007 had assets of approximately $41.7 billion.

CONTACT:

Eva Robertson
Vice President, Investor Relations
(205) 268-3912